UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 31, 2005

Adams Respiratory Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51445 (Commission File Number)	75-2725552 (I.R.S. Employer Identification No.)

425 Main Street, Chester, New Jersey (Address of Principal Executive Offices)	07930 (Zip Code)
(908) 879-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01
SIGNATURE
EX-10.1 LEASE AGREEMENT DATED OCTOBER 31, 2005

Item 1.01 Entry into a Material Definitive Agreement.
     On October 31, 2005, Adams Respiratory Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease Agreement”) with WR&E – Chester, LLC for office space located at 2 & 4 Mill Ridge Lane, Chester, New Jersey. The lease term will commence on or about March 1, 2006 and expires twelve years after commencement. Annual rent for the facility will equal $816,000 for the first three years of the lease term. Annual rent will increase to $872,000 in years four through six of the lease term; $920,000 in years seven through nine of the lease term; and $1.0 million in years ten through twelve of the lease term.
     The Lease Agreement also provides that the Company has the option to renew the lease for one five-year renewal period on the same terms and conditions as provided by the Lease Agreement. Annual rent during the renewal period will equal the fair market value per square foot of the leased premises, as determined in accordance with the Lease Agreement, but will be no less than $1.0 million.
     The foregoing description of the Lease Agreement is qualified in its entirety by reference to the Lease Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01
(d)	Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Lease Agreement dated October 31, 2005 between WR&E – Chester, LLC and Adams Respiratory Therapeutics, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESPIRATORY THERAPEUTICS, INC.

	By:	/s/ Walter E. Riehemann

Walter E. Riehemann
Executive Vice President, Chief Legal and
Compliance Officer and Secretary
Dated: November 3, 2005